UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2008

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA (Address of principal executive offices)	92008 (Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Effective September 17, 2008, our Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Richard Mejia, Jr., to the Board. Mr. Mejia will serve as a Class III director, continuing in office until our 2011 annual meeting of stockholders and until such time as his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Mejia was appointed by the Board to fill the vacancy caused by the expiration of the term of W.R. Sauey at the Company’s 2008 annual meeting of stockholders.
Upon his appointment, Mr. Mejia received an automatic initial grant of a non-qualified stock option to purchase 50,000 shares of our common stock (the “Initial Grant”), pursuant to the terms of our 2000 Amended and Restated Non-Employee Directors’ Stock Option Plan. The shares of common stock subject to the Initial Grant vest over a period of four years, with 25% of the shares vesting 12 months after the date of grant and the balance of the shares vesting in equal monthly installments over the remaining three-year period. Subject to his continued service as a director, Mr. Mejia will also be entitled to receive an automatic fully-vested non-qualified stock option to purchase 20,000 shares of our common stock on each annual meeting of stockholders. Mr. Mejia is also entitled to customary director fees and reimbursements.
Mr. Mejia has also entered into Dot Hill’s standard form of indemnity agreement. The indemnity agreement provides, among other things, that we will indemnify Mr. Mejia, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to Dot Hill as a director, and otherwise to the fullest extent under applicable law.
A copy of the September 22, 2008 press release announcing Mr. Mejia’s appointment to the Board is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Dot Hill Systems Corp. dated September 22, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: September 23, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press release of Dot Hill Systems Corp. dated September 22, 2008.